                                                                    Exhibit 3.62

                               STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                      FILING CERTIFICATION (CERTIFIED COPY)


                          KTI ENVIRONMENTAL GROUP, INC.

     I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT THE BELOW LISTED DOCUMENT(S) AND THAT THE FOREGOING IS A TRUE COPY OF THE
CERTIFICATE OF INCORPORATION AND AMENDMENTS, MERGER NAME CHANGE
AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE ON THE DATE SET FORTH ON EACH INSTRUMENT AND NOW REMAINING ON FILE AND OF RECORD IN MY OFFICE.

                                                    IN TESTIMONY WHEREOF, I HAVE
                                                      HEREUNTO SET MY HAND AND
                                                      AFFIXED MY OFFICIAL SEAL
                                                      AT TRENTON, THIS
                                                      14TH DAY OF JUNE, 2002


                                                      /s/ John E. McCormac

                                                      JOHN E. McCORMAC, CPA
                                                      STATE TREASURER

[SEAL]

                          CERTIFICATE OF INCORPORATION

                                       OF

                             Kuhr Technologies, Inc.

THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N. J. S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

     FIRST:   The name of the corporation is

                 Kuhr Technologies, Inc.

     SECOND: The address of the corporation's initial registered office is 1 Essex Street, P. O. Box 366, Hackensack, New Jersey 07602. The name of the registered agent at such address is Myron D. Milch, Esq.

     THIRD:   The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N. J. S. 14A:1-1 et seq.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares without par value.

     FIFTH:   The number of directors constituting the initial Board of
Directors of this corporation is one (1).
The name and address of each person who is to serve as such Director is:

Gerald L. Kuhr, 116 Dock Pond Road, Glen Cove, New York, 11542

     SIXTH:   The name and address of the incorporator is Capitol Information
Service, Inc., 156 West State Street, Trenton, N.J. 08608.


     In Witness Whereof, each individual incorporator, being over eighteen years of age has signed this certificate; or if the incorporator be a corporation has caused this certificate to be signed by its duly authorized officers this 8th day of November 1982.


                                   /s/ Deborah A. Jenkins
                                   ----------------------------------

                                   Deborah A. Jenkins, Executive Vice President
                                   Capitol Information Service, Inc.
                                   156 West State Street
                                   Trenton, N.J. 08608

FILED FOR: Myron D. Milch, Esq.
           1 Essex Street
           P. O. Box 366
           Hackensack, New Jersey 07602

                                   0100180892

      FILED

   NOV 9, 1982

   JANE BURGIO
Secretary of State

                                                                    FILED

                                                                 MAR 7, 1983

                                                                 JANE BURGIO
                                                              Secretary of State

                   CERTIFICATE OF MERGER OF KUHR TECHNOLOGIES,
                     LTD., A NEW YORK CORPORATION INTO KUHR
                  TECHNOLOGIES, INC., A NEW JERSEY CORPORATION
                          PURSUANT TO N.J.S.A. 14A:10-4

            The undersigned, Charles J. Stern and Gerald L. Kuhr, being, respectively, the President and Secretary of Kuhr Technologies, Ltd., a domestic corporation duly organized and existing under and by virtue of the laws of the State of New York, and Gerald L. Kuhr, being the President and Secretary of Kuhr Technologies, Inc., a foreign corporation duly organized and existing under and by virtue of the laws of the State of New Jersey, do hereby certify and set forth the following:

            1.   The Plan of Merger is as follows:

                 (a) The corporation that is merging is Kuhr Technologies, Ltd., a New York corporation. The corporation into which Kuhr Technologies, Ltd. is to be merged is Kuhr Technologies, Inc., a New Jersey corporation, which shall be called the surviving corporation.

                 (b) Kuhr Technologies, Ltd., the merging corporation, is authorized to issue 200 shares of [ILLEGIBLE] par value, of which 120 shares have been issued. [ILLEGIBLE] class of stock is authorized. Kuhr Technologies, [ILLEGIBLE] surviving corporation, is authorized to issue 2500 [ILLEGIBLE] no par value common stock, of which 300 shares have [ILLEGIBLE] before this merger. No other class of stock is authorized.

                 (c) The terms of the merger are as follows: each share of common stock in Kuhr Technologies, Ltd., shall be converted into an equal number of shares of common stock of Kuhr

Technologies, Inc.

                 (d) There are no amendments or changes in the Certificate of Incorporation of Kuhr Technologies, Inc., the surviving corporation, to be effected by this merger.

            2. With respect to Kuhr Technologies, Ltd., the merging corporation, the number of shares entitled to vote thereon is 120 shares of common stock with no par value. None of the shares are entitled to vote thereon as a class. With respect to Kuhr Technologies, Inc., the surviving corporation, the number of shares entitled to vote thereon is 300 shares of common stock with no par value. None of the shares are entitled to vote thereon as a class.

            3. With respect to Kuhr Technologies, Ltd., the merging corporation, 100 shares of common stock voted in favor of the Plan, and there were no shares that voted against the Plan. With respect to Kuhr Technologies, Inc., the surviving corporation, there were 300 shares of common stock that voted for the Plan, and there were no shares that voted against the Plan. No shares of either Kuhr Technologies, Ltd., the merging corporation, or Kuhr Technologies, Inc., the surviving corporation, are entitled to vote as a class.

            4. The merger is to become effective on the date that the Certificate of Merger is filed with the Secretary of State.

            IN WITNESS WHEREOF, the undersigned have executed and sealed this Certificate this 16 day of December, 1982.

Attest:                                         KUHR TECHNOLOGIES, LTD.

/s/ Gerald L. Kuhr                              By:  /s/ Charles J. Stern
-------------------------------------                ---------------------------
GERALD L. KUHR                                       CHARLES J. STERN, PRESIDENT
   SECRETARY

Attest:                                         KUHR TECHNOLOGIES, INC.

/s/ Gerald L. Kuhr                              By:  /s/ Gerald L. Kuhr
----------------------                               ---------------------------
GERALD L. KUHR,                                      GERALD L. KUHR, PRESIDENT
   SECRETARY

STATE OF NEW JERSEY    )
                         SS:
COUNTY OF BERGEN       )

          BE IT REMEMBERED, that on DECEMBER 16 1982, before me, the subscriber, MYRON D. MILCH, ESQUIRE personally appeared Gerald L. Kuhr who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the Secretary of Kuhr Technologies, Ltd., the Corporation named in the within Instrument,; that Charles J. Stern is the President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of the said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Instrument is the proper corporate seal and was thereto affixed and said Instrument signed and delivered by said President as and for the voluntary act and deed of said Corporation, in presence of deponent, who thereupon subscribed his name thereto as attesting witness.

Sworn to and subscribed before
me, the data aforesaid.

/s/ Myron D. Milch
----------------------                               ---------------------------

                                 PLAN OF MERGER

            Pursuant to Section 902 of the New York State Business Corporation Law and pursuant to N.J.S.A. 14A:10-1, the Board of Directors of Kuhr Technologies, Ltd., a New York corporation, hereby adopts the following Plan of Merger of Kuhr Technologies, Ltd. into Kuhr Technologies, Inc., a New Jersey corporation:

            1. The corporation that is merging is Kuhr Technologies, Ltd., a New York corporation. The corporation into which Kuhr Technologies, Ltd. is to be merged is Kuhr Technologies, Inc., a New Jersey corporation, which shall be called the surviving corporation.

            2. Kuhr Technologies, Ltd., the merging corporation, is authorized to issue 200 shares of stock without par value, of which 120 shares have been issued. No other class of stock is authorized. Kuhr Technologies, Inc., the surviving corporation, is authorized to issue 2500 shares of no par value common stock, of which 300 shares have been issued before this merger. No other class of stock is authorized.

            3. The terms of the merger are as follows: each share of common stock in Kuhr Technologies, Ltd., shall be converted into an equal number of shares of common stock of Kuhr Technologies, Inc.

            4. There are no amendments or changes in the Certificate of Incorporation of Kuhr Technologies, Inc., the surviving corporation, to be effected by this merger.

                                                                    FILED

                                                                 NOV 28, 1983

                                                                 JANE BURGIO
                                                              Secretary of State

                           AMENDMENT TO CERTIFICATE OF
                    INCORPORATION OF KUHR TECHNOLOGIES, INC.

            The undersigned, in conformance with the New Jersey Business Corporation Act, does hereby adopt the following amendments to the Certificate of Incorporation:

            1.   The name of the Corporation is Kuhr Technologies, Inc.

            2. The following amendments to the Certificate of Incorporation have been adopted by the Shareholders on November 17, 1983:

            (a)  Paragraph Fourth is amended in its entirety to read as follows:

                 The corporation shall have the authority to issue shares as follows:

                    (a)  Five million common shares without par value;

                    (b) Three hundred Class A preferred shares with par value of $.01, convertible by the holder thereof under certain conditions to common shares at a ratio of one thousand common shares for each Class A preferred share, subject to redemption at par value by the Corporation if the conversion option is not exercised. The Class A preferred shares shall be non-voting and shall be entitled to no dividend; and

                    (c) Three hundred shares of Class B preferred shares with par value of $.01, convertible by the holder thereof under conditions to common shares at a ratio of one thousand common shares for each Class B preferred share, subject to redemption at par value by the Corporation if the conversion option is not exercised. The Class B preferred shares shall be non-voting and shall be entitled to no dividend.

                    (d) The Class A and Class B preferred shares shall have liquidation preference over common shares to the extent of $.01 per share.

            (b)  Paragraph Second is amended in its entirety to read as follows:

                       The name and address of the registered agent of the Corporation is

                                     Matthew Burns, Esq.
                                     40 Journal Square
                                     Jersey City, New Jersey 07306

            3. The number of shares entitled to vote on the Amendment is 1,500.

            4. All issued and outstanding shares voted in favor of the Amendment.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of November, 1983.

                                                KUHR TECHNOLOGIES, INC.

ATTEST:                                         By:  /s/ Nicholas Menonna, Jr.
                                                     ---------------------------
/s/ Gerald L. Kuhr                                   NICHOLAS MENONNA, JR.,
-------------------------------------                Vice President
GERALD L. KUHR, Secretary

                                 ACKNOWLEDGEMENT

STATE OF NEW JERSEY)
                  ss:
COUNTY OF BERGEN   )

            BE IT REMEMBERED, that on November 17, 1983, before me, the subscriber, a Notary-Public of New Jersey personally appeared GERALD L. KUHR who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction that he is the Secretary of Kuhr Technologies, Inc., the Corporation named in this Instrument; that NICHOLAS MENONNA, JR. is the Vice President of the Corporation; that the execution, as well as the making of this Instrument has been duly authorized by proper resolutions of the Board of Directors and Shareholders of the Corporation; and that the seal affixed to this Instrument is the proper corporate seal and was hereto affixed and the Instrument signed and delivered by the Vice President as and for the voluntary act and deed of the Corporation, in the presence of the Secretary, who thereupon subscribe his name thereto as attesting witness.

                                              /s/ Barbara Furnari
                                              ---------------------------

                                                    BARBARA FURNARI
                                              NOTARY PUBLIC OF NEW JERSEY
                                           My Commission Expires Oct. 8, 1985

                                                                     FILED

                                                                  FEB 28 1984

                                                                  JANE BURGIO
                                                              Secretary of State

                             CERTIFICATE OF DIVISION
                               OF COMMON SHARES OF
                             KUHR TECHNOLOGIES, INC.

            The undersigned, in conformance with the New Jersey Business Corporation Act, does hereby adopt this Certificate of Division of Common Shares.

            1.   The name of the Corporation is Kuhr Technologies, Inc.

            2. The Board of Directors of the Corporation approved the division of common shares of the Corporation on February 28, 1984.

            3. The division of common shares of the Corporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series, and will not increase the number of authorized but unissued shares.

            4. The Corporation has 1,500 outstanding shares of common stock. Under the terms of the division, this common stock will be increased to 1,000,000 shares, or a division of 666.667 shares of each outstanding share of common stock.

            5. No amendment is currently being made to the Certificate of Incorporation.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27 day of February, 1984.

                                                KUHR TECHNOLOGIES, INC.

ATTEST: /s/ Nicholas Menonna Jr.                By: /s/ Gerald L. Kuhr
        -----------------------------               ---------------------------
        Nicholas Menonna, Jr.                       Gerald L. Kuhr
        Secretary                                   President

                                   0100180892

                                                                    FILED

                                                                 MAR 13 1984

                                                                 JANE BURGIO
                                                              Secretary of State

                           AMENDMENT TO CERTIFICATE OF
                           INCORPORATION OF KUHR TECH-
                           NOLOGIES, INC.

            The undersigned, in conformance with the New Jersey Business Corporation Act, does hereby adopt the following amendment to the Certificate of
Incorporation:

            1.   The name of the Corporation is Kuhr Technologies, Inc.

            2.   The following amendment to the Certificate of Incorporation has
been adopted by the Shareholders on March   , 1984:

            (a)  Paragraph Fourth is amended in its entirety to read as follows:

                 The corporation shall have the authority to issue five million common shares without par value:

            3. The number of shares entitled to vote on the Amendment is 1,000,000.52.

            4. All issued and outstanding shares voted in favor of the Amendment.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 9th day of March, 1984.

0100180892

                                                KUHR TECHNOLOGIES, INC.

                                                By: /s/ Gerald L. Kuhr
                                                    ---------------------------
ATTEST:                                             Gerald L. Kuhr, President

/s/ Nicholas Menonna Jr.
-----------------------------
Nicholas Menonna, Jr., Secretary

                                                                    FILED

                                                                 MAR 13 1984

                                                                 JANE BURGIO
                                                              Secretary of State

                                 ACKNOWLEDGEMENT

STATE OF NEW JERSEY)
                  ss:
COUNTY OF BERGEN   )

            BE IT REMEMBERED, that on March 9, 1984, before me, the subscriber, a Notary-Public of New Jersey, personally appeared Nicholas Menonna, Jr. who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction that he is the Secretary of Kuhr Technologies, Inc., the Corporation named in this Instrument; that Gerald L. Kuhr is the President of the Corporation; that the execution, as well as the making of this Instrument has been duly authorized by proper resolutions of the Board of Directors and Shareholders of the Corporation; and that the seal affixed to this Instrument is the proper corporate seal and was hereto affixed and the Instrument signed and delivered by the President as and for the voluntary act and deed of the Corporation, in the presence of the Secretary, who thereupon subscribe his name thereto as attesting witness.

                                                  /s/ Nicholas Menonna, Jr.
                                              ----------------------------------

                                                       BARBARA FURNARI
                                                  NOTARY PUBLIC OF NEW JERSEY
                                              My Commission Expires Oct. 8, 1985

                                                                      AMC
                                                                     FILED
                                                                  DEC 22 1997

                                                                LONNA R. HOOKS
                                                              Secretary of State

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             Kuhr Technologies, Inc.

     Pursuant to the provisions of Sections 14A:17-15.1 (3), 14A:9-2 (2) and 14:9-4 (2), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1. The name of the corporation is Kuhr Technologies, Inc. (the "Corporation").

     2. The following amendment to the Certificate of Incorporation, as amended, of the Corporation combining the issued shares of the Corporation was adopted by the Board of Directors of the Corporation on April 30, 1997 and thereafter duly adopted by the Shareholders of the Corporation on June 10, 1997

            Resolved that Paragraph Fourth (a) of the Certificate of Incorporation be amended to read in its entirety as follows:

                 "(a) 333 common shares without par value;"

     3. The number of shares entitled to vote upon the amendment was 1,094,580.

     4. The number of shares voting for, against and abstaining from voting for such amendment are as follows:

            Number of Shares Voting For Amendment:      907,025
            Number of Shares Voting Against Amendment:      -0-
            Number of Shares Abstaining From Voting:    187,555

     5. The class of the Corporation's stock subject to the combination is its common shares, no par value. The shares are to be combined on a one share for each fifteen thousand share basis. No fractional shares will be issued as a result of the combination. Shareholders will receive cash in the amount of five cents per old share in lieu of fractional shares to which they would otherwise be entitled.

     6. The amendment to the Certificate of Amendment, as previously amended, shall become effective at the close of business on the date of filing.

     In witness whereof, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 8th day of December, 1997.

                                                Kuhr Technologies, Inc.

                                                By: /s/ Robert E. Wetzel
                                                    ---------------------------
                                                    Name: Robert E. Wetzel
                                                    Title: Senior Vice President

B47614
651935                                                               0100180892

                                                                      MRG
                                                                     FILED

                                                                  MAR 13 1998

                                                                LONNA R. HOOKS
                                                              SECRETARY OF STATE

                              CERTIFICATE OF MERGER

                                       OF

                          KTI ENVIRONMENTAL GROUP, INC.

                                      INTO

                             KUHR TECHNOLOGIES, INC.

To:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:10-1 and Section 14A:10-4.1, Corporations, General, of the New Jersey Statutes, the undersigned corporations hereby execute the following Certificate of Merger.

                                   ARTICLE ONE

KTI ENVIRNMENTAL GROUP, INC., a corporation organized and existing under the laws of the State of New Jersey shall be merged into KUHR TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of New Jersey, which is hereinafter designated as the surviving corporation, hereby changes it's name to KTI ENVIRONMENTAL GROUP, INC.

     The address of the surviving corporation's registered office is 7000 BOULEVARD EAST, GUTTENBERG, NEW JERSEY 07093 and the name of its registered agent at such address is ROBERT E. WETZEL.

     The total authorized capital stock of the surviving corporation shall be 333 shares, itemized by classes, par value of shares, without par value, and series, if any, within a class as follows:

                                            Par Value Per Share
            Series                          or statement shares are without par
Class       (if any)   Number of Shares     value
Common      None       333                  Without Par Value

                                                                         S387240
                                                                         J732748
                                                                         J732751

(N.J.-2041)                                                           0100180892

                                   ARTICLE TWO

     The following plan of merger was approved by each of the undersigned corporations in the manner prescribed by the New Jersey Corporation Act:

     The name of the surviving corporation shall be changed to KTI Environmental Group, Inc

     The by-laws of KUHR TECHNOLOGIES, INC. shall remain and be the by-laws of the corporation which shall survive the merger until the same shall be altered or amended according to the provisions thereof and in the manner permitted by the statutes of the State of New Jersey, or by this certificate.

     The following amendments shall be made to the Certificate of Incorporation of KUHR TECHNOLOGIES, INC.

     The first annual meeting of the shareholders of the corporation which shall survive the merger, to be held after the effective date of the merger, shall be the annual meeting provided, or to be provided by the by-laws of the said corporation, for the year 1998.

     All persons, who at the date when the Certificate of Merger shall become effective, shall be the executive or administrative officers of KUHR TECHNOLOGIES, INC., shall be and remain like officers of the corporation which shall survive the merger until the board of directors of such corporation shall elect their respective successors.

     The chairman of the board, or the president or a senior vice-president of each of the corporations, parties to this merger, shall sign this certificate on behalf of their respective corporations. This certificate shall then be submitted to the shareholders of each of the corporation's parties hereto, at a meeting thereof, separately called and held for the purpose of considering and taking action upon the proposed merger. At each such meeting this merger shall be considered and a vote taken thereon in the manner prescribed by Section 14A:10-3 Corporations, General, of the New Jersey Statutes.

     A meeting of the board of directors of the corporation which shall survive this merger shall be held as soon as practicable after the date on which this merger shall become effective and may be called in the manner provided in the by-laws of the corporation which shall survive the merger for the calling of special meeting of the board of directors and may be held at the time and place specified in the notice of the meeting.

     The corporation which shall survive the merger shall pay all expenses of carrying this agreement into effect and of accomplishing this merger.

     When the merger shall have become effective, all and singular, the rights, privileges, powers and franchises of each of the corporations, parties to this merger, whether of a public or a private nature, and all property, real personal and mixed, and all debts due to each of said corporations, on whatever account as well for stock subscriptions as all other things in action or belonging to either of the said corporations shall be vested in the corporation which shall survive this merger; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the corporations which shall survive this merger as they were of the corporations, parties hereto, and the title to any real or personal property, whether by deed or otherwise, vested in each of the corporations, parties hereto, shall not revert or be in any way unimpaired by reason hereof; provided, however, that all rights of creditors and all liens upon any property of each of the corporations, parties hereto, shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the time of the said merger, and all debts, liabilities and duties of KTI ENVIRONMENTAL GROUP, INC. shall thenceforth attach to the corporation which shall survive this merger and may be enforces against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

If at any time the corporation which shall survive the merger shall consider or be advised that any further assignment for assurances in law or any things are necessary or desirable to vest in the said corporation,

(N.J.-2041)
according to the terms hereof, the title to any property or rights of KTI ENVIRONMENTAL GROUP, INC. the Proper Officers and Directors of said KTI ENVIRONMENTAL GROUP, INC. shall and will execute and make all such proper assignments and assurances in law and so all things necessary or proper to vest title in such proper assignments and assurances in law and do all things necessary or proper to vest title in such property or tights in the corporation which shall survive the merger and otherwise to carry out the purposes of this Certificate o Merger.

                                  ARTICLE THREE

     As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class, are:

                                  Total                                  No. of Shares
                                 Number        Designation of each     Entitled to Vote
                                of Shares        Class or Series         of each such
                               Entitled to    Entitled to Vote as a     Class or Series
     Name of Corporation          Vote            Class (if any)           (if any)
KUHR TECHNOLOGIES. INC.           333                COMMON                    333
KTI ENVIRONMENTAL GROUP, INC    905,000              COMMON                  905,000

                                  ARTICLE FOUR

     As to each corporation whose shareholders are entitled to vote, the number of shares voted for and against the plan respectively, and the number of shares of any class entitled to vote as a class that voted for and against the plan, are:

                                 Total        Total
                                 Shares       Shares                    Shares      Shares
                                 Voted         Vote                     Voted       Voted
     Name of Corporation          For         Against       Class        For       Against
KUHR TECHNOLOGIES, INC.            333          0          COMMON
KTI ENVIRONMENTAL GROUP, INC.    905,000        0          COMMON

The date or dates of approval by the shareholders of each corporation of the plan of merger is (are):

Corporation: KUHR TECHNOLOGIES, INC.            date of shareholder approval: MARCH 3, 1998
Corporation: KTI ENVIORNMENTAL GROUP, INC.      date of shareholder approval: MARCH 3, 1998


(N.J.-2041)

                                  ARTICLE FIVE

     The plan of merger was approved by the board of directors of KUHR TECHNOLOGIES, INC., the surviving corporation

                                   ARTICLE SIX

     The effective date of this certificate shall be MARCH 19,1998.

IN WITNESS WHEREOF each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its PRESIDENT, as of the 3rd day of MARCH, 1998.

                                                KUHR TECHNOLOGIES, INC.

                                            by  /s/ Martin J. Sergi
                                                --------------------------
                                   RSW          MARTIN J. SERGI, President

                                                KTI ENVIRONMENTAL GROUP, INC.

                                            by  /s/ Martin J. Sergi
                                                --------------------------
                                   RSW          MARTIN J. SERGI, President




(N.J.-2041)

                                                                      MRG
                                                                     FILED

                                                                  MAY 20 1998

                                                                LONNA R. HOOKS
                                                              SECRETARY OF STATE

                              CERTIFICATE OF MERGER

                                       OF

                           KTI LIMITED PARTNERS, INC.

                                      INTO

                          KTI ENVIRONMENTAL GROUP, INC.

To:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:10-1 and Section 14A:10-4.1, Corporations, General, of the New Jersey Statutes, the undersigned corporations hereby execute the following Certificate of Merger.

                                   ARTICLE ONE

KTI Limited Partners, Inc., a corporation organized and existing under the laws of the State of Delaware shall be merged into KTI Environmental Group, Inc., a corporation organized and existing under the laws of the State of New Jersey, which is hereinafter designated as the surviving corporation.

     The address of the surviving corporation's registered office is 7000 Boulevard East, Guttenberg, New Jersey 07093 and the name of its registered agent at such address is Robert E. Wetzel.

     The total authorized capital stock of the surviving corporation shall be 333 shares, itemized by classes, par value of shares, shares without par value, and series, if any, within a class as follows:

                                             Par Value Per Share
             Series                          or statement shares are without par
Class       (if any)    Number of Shares     value
Common      None        333                  Without Par Valve

                                                                      0100180892

                                   ARTICLE TWO

     The following plan of merger was approved by each of the undersigned corporations in the manner prescribed by the New Jersey Corporation Act:

      The name of the surviving corporation is KTI Environmental Group, Inc

     The by-laws of KTI Environmental Group, Inc. shall remain and be the by-laws of the corporation which shall survive the merger until the same shall be altered or amended according to the provisions thereof and in the manner permitted by the statutes of the State of New Jersey, or by this certificate.

     The following amendments shall be made to the Certificate of Incorporation of KTI Environmental Group, Inc.

     The first annual meeting of the shareholders of the corporation which shall survive the merger, to be held after the effective date of the merger, shall be the annual meeting provided, or to be provided by the by-laws of the said corporation, for the year 1998.

     All persons, who at the date when the Certificate of Merger shall become effective, shall be the executive or administrative officers of KTI Environmental Group, Inc., shall be and remain like officers of the corporation which shall survive the merger until the board of directors of such corporation shall elect their respective successors.

     The chairman of the board, or the president or a senior vice-president of each of the corporations, parties to this merger, shall sign this certificate on behalf of their respective corporations. This certificate shall then be submitted to the shareholders of each of the corporation's parties hereto, at a meeting thereof, separately called and held for the purpose of considering and taking action upon the proposed merger. At each such meeting this merger shall be considered and a vote taken thereon in the manner prescribed by Section 14A:10-3 Corporations, General, of the New Jersey Statutes.

     A meeting of the board of directors of the corporation which shall survive this merger shall be held as soon as practicable after the date on which this merger shall become effective and may be called in the manner provided in the by-laws of the corporation which shall survive the merger for the calling of special meeting of the board of directors and may be held at the time and place specified in the notice of the meeting.

     The corporation, which shall survive the merger, shall pay all expenses of carrying this agreement into effect and of accomplishing this merger.

     When the merger shall have become effective, all and singular, the rights, privileges, powers and franchises of each of the corporations, parties to this merger, whether of a public or a private nature, and all property, real personal and mixed, and all debts due to each of said corporations, on whatever account as well for stock subscriptions as all other things in action or belonging to either of the said corporations shall be vested in the corporation which shall survive this merger; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the corporations which shall survive this merger as they were of the corporations, parties hereto, and the title to any real or personal property, whether by deed or otherwise, vested in each of the corporations, parties hereto, shall not revert or be in any way unimpaired by reason hereof; provided, however, that all rights of creditors and all liens upon any property of each of the corporations, parties hereto, shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the time of the said merger, and all debts, liabilities and duties of KTI Limited Partners, Inc. shall thenceforth attach to the corporation which shall survive this merger and may be enforces against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

If at any time the corporation which shall survive the merger shall consider or be advised that any further assignment for assurances in law or any things are necessary or desirable to vest in the said corporation,

(N.J.-2041)
according to the terms hereof, the title to any property or rights of KTI Limited Partners, Inc. the Proper Officers and Directors of said KTI Limited Partners, Inc. shall and will execute and make all such proper assignments and assurances in law and so all things necessary or proper to vest title in such proper assignments and assurances in law and do all things necessary or proper to vest title in such property or tights in the corporation which shall survive the merger and otherwise to carry out the purposes of this Certificate of Merger.

                                  ARTICLE THREE

     As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class, are:

                                       Total                                     No. of Shares
                                       Number         Designation of each       Entitled to Vote
                                      of Shares         Class or Series           of each such
                                     Entitled to     Entitled to Vote as a      Class or Series
     Name of Corporation                Vote             Class (if any)             (if any)
KTI Environmental Group, Inc.           333                  COMMON                    333
KTI Limited Partners, Inc.             1,000                 COMMON                   1,000

                                  ARTICLE FOUR

     As to each corporation whose shareholders are entitled to vote, the number of shares voted for and against the plan respectively, and the number of shares of any class entitled to vote as a class that voted for and against the plan, are:

                                  Total        Total
                                  Shares       Shares                  Shares    Shares
                                  Voted        Voted                   Voted      Voted
     Name of Corporation           For        Against      Class        For      Against
KTI Environmental Group, Inc.      333           0         Common
KTI Limited Partners, Inc.        1,000          0         Common

The date or dates of approval by the shareholders of each corporation of the plan of merger is (are):

Corporation: KTI Limited Partners, Inc.     date of shareholder approval: May 29, 1998

Corporation: KTI Environmental Group, Inc.  date of shareholder approval: May 29, 1998


(N.J.-2041)

                                  ARTICLE FIVE

     The plan of merger was approved by the board of directors of

     KTI Environmental Group, Inc., the surviving corporation

                                   ARTICLE SIX

     The effective date of this certificate shall be March 29, 1998.

IN WITNESS WHEREOF each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its President, as of the 13th day of May, 1998.

                                                   KTI Limited Partners, Inc.


                                             by    /s/ Martin J. Sergi
                                                   ----------------------------
                                                   Martin J. Sergi, President

                                                   KTI Environmental Group, Inc.


                                             by    /s/ Martin J. Sergi
                                                   ----------------------------
                                                   Martin J. Sergi, President